UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Alain Grandmont, senior vice president, human resources and public affairs with AbitibiBowater Inc. (the “Company”), stepped down from his position on June 8, 2011, pending his upcoming retirement. Pierre Laberge, previously vice president, human resources – Canada, was appointed to replace him, effective June 9, 2011. Mr. Grandmont will assist Mr. Laberge as a special advisor until August 31, 2011.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The annual meeting of the Company’s stockholders was held on June 9, 2011.

(b) The stockholders elected all the director nominees, ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2011 fiscal year, adopted a non-binding resolution approving executive compensation and voted in favor of holding future advisory votes on executive compensation every year.

1.	Vote on the election of directors:

	For	Withheld	Non-votes
Richard B. Evans	71,811,282	334,087	3,354,603
Richard D. Falconer	71,809,052	336,317	3,354,603
Richard Garneau	71,810,660	334,709	3,354,603
Jeffrey A. Hearn	71,784,617	360,752	3,354,603
Alain Rhéaume	72,015,377	129,992	3,354,603
Paul C. Rivett	71,785,721	359,648	3,354,603
Michael S. Rousseau	71,808,700	336,669	3,354,603
David H. Wilkins	71,786,415	358,954	3,354,603

2.	Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	75,001,973
Against	425,215
Abstain	72,784

3.	Advisory vote on executive compensation matters:

For	71,848,391
Against	207,074
Abstain	89,904
Non-votes	3,354,603

4.	Advisory vote on the frequency of holding future advisory votes on executive compensation:

1 year	68,033,813
2 years	853,349
3 years	3,178,918
Abstain	79,289
Non-votes	3,354,603

(d) Since a majority of stockholders voted in favor of an annual advisory vote on executive compensation, the board determined that the Company will include a stockholder vote on the compensation of executives in its proxy materials every year until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President and Chief Legal Officer

Dated: June 14, 2011